FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2017

ARTISANAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

42 Forest Lane	Bronxville, New York	10708
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code 914-441-3591

Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

The company has selected a midtown Manhattan location and is advancing forward on lease negotiations to open a new cheese center having multiple cheese aging caves to undertake the company’s work in affinage (aging cheese to peak ripeness) along with a retail presence having the format of a cheese shop and cafe. This location will be the initial step in a larger plan to open 3 to 5 regional outlets to expand the company’s online business at www.artisanalcheese.com and build the Artisanal Premium Cheese brand as a direct-to-consumer brand with low shipping rates. The company will continue to service only premium hospitality, restaurant and corporate executive dining accounts as part of this new expansion. The lease negotiations for the midtown Manhattan location are part of a new capital plan that is progressing forward and will restart the company’s status as a fully-reporting filer upon the closing of the $2 million minimum equity offering. The full equity offering is $5 million. The completion of the new equity offering will also trigger the transition of the company from a licensed operation to an operating entity. The new equity offering is part of a previously announced resolution of a tax liability and the conversion of early-stage shareholder loans into common stock at $.30 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISANAL BRANDS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
Executive Chairman

DATED: August 21, 2017

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